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                                                               EXHIBIT (a)(1)(E)


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                           PAR VALUE $.001 PER SHARE
                                       OF
                           SCHUFF INTERNATIONAL, INC.
                           AT $2.17 NET PER SHARE BY
                            SCHUFF ACQUISITION CORP.
                      A CORPORATION TO BE WHOLLY OWNED BY
                                DAVID A. SCHUFF
                                SCOTT A. SCHUFF
                              AND THEIR AFFILIATES

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                5:00 P.M., DENVER TIME, ON FRIDAY, MAY 28, 2004,
                         UNLESS THE OFFER IS EXTENDED.


                                 April 30, 2004

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase, dated April 30, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Schuff Acquisition Corp., an Arizona corporation ("SAC") to be wholly owned by David A. Schuff, Chairman of the Board of Schuff International, Inc., Scott A. Schuff, President and Chief Executive Officer of Schuff International and their affiliates, the Schuff Irrevocable Trust, the Scott A. Schuff Irrevocable Trust, and 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership, to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Schuff International, Inc., a Delaware corporation, at $2.17 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

      We are (or our nominee is) the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

      1. The tender price is $2.17 per Share, net to the seller in cash without interest.

      2.    The Offer is being made for all outstanding Shares.

      3. The Offer is being made without the prior approval of the Schuff International board of directors.

      4. The Offer and withdrawal rights will expire at 5:00 p.m., Denver Time, on Friday, May 28, 2004, which date may be extended.

      5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, SAC would own at least 90% of the Shares. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.
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      6.    Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to Computershare Trust Company, Inc. as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by SAC pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

      7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any/other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depository. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY SAC, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.


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                                INSTRUCTION FORM

        INSTRUCTIONS FOR TENDER OF SHARES OF SCHUFF INTERNATIONAL, INC.

      By signing this instruction form you acknowledge receipt of our letter and the enclosed Offer to Purchase, dated April 30, 2004, and the related Letter of Transmittal in connection with the offer by Schuff Acquisition Corp., an Arizona corporation ("SAC") to be wholly owned by David A. Schuff, Chairman of the Board of Schuff International, Inc., Scott A. Schuff, President and Chief Executive Officer of Schuff International and their affiliates, the Schuff Irrevocable Trust, the Scott A. Schuff Irrevocable Trust, and 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership, to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Schuff International, Inc., a Delaware corporation, at $2.17 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 30, 2004.

      This will instruct you to tender to SAC, the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be tendered: ________________ shares. (Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.)

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF YOU DECIDE TO MAKE DELIVERY BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


                                   SIGN HERE:


Signature(s):___________________________________________________________________

Print Name(s):__________________________________________________________________

Address(es):____________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date: ____________________, 2004


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